UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

Slape Oil Company, Inc. and Flaming S, Inc.

Doral Energy Corp. (the “Company”) did not complete its acquisition of Slape Oil Company, Inc. (“Slape Oil”) and Flaming S, Inc. (“Flaming S”) as scheduled. The Company had separate agreements to purchase all of the outstanding shares of Slape Oil for an aggregate price of $4,700,000 and all of the outstanding shares of Flaming S for an aggregate price of $1,200,000. Closing for these acquisitions had been scheduled for June 30, 2009, with the Company having the right to extend closing to July 31, 2009 by paying installments of $395,000 and $105,000 by July 1, 2009 towards the final purchase price for Slape Oil and Flaming S, respectively. The Company was not able to complete the acquisitions by June 30, 2009 and declined to extend the closing dates as the Company was unable to ensure that it would be able to complete the purchases by the extended closing date.

The shareholders of Slape Oil and Flaming S have returned the 304,000 and 96,000 shares of Doral common stock issued to them respectively as deposits for the acquisitions.

The Company intends to try and negotiate new agreements for the acquisition of Slape Oil and Flaming S, however there are no assurances that it will be able to do so.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Sale and Purchase Agreement dated May 5, 2009 between Doral Energy Corp. and Lonnie Slape regarding Flaming S, Inc.(1)
10.2	Sale and Purchase Agreement dated May 15, 2009 between Doral Energy Corp. and Jimmy Slape regarding Slape Oil Company, Inc. (1)

(1) Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: July 6, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer